Exhibit 99.1

Weight Watchers Appoints Proven Healthcare Executive Heather Thiltgen to Board of Directors

NEW YORK – April 20, 2026 – WW International, Inc. (Nasdaq: WW) (“Weight Watchers” or the “Company”), the global leader in science-backed weight management, today announced that it has appointed Heather Thiltgen to the Company’s Board of Directors, effective April 20, 2026. Ms. Thiltgen currently serves as the President of Presbyterian Health Plan and previously served as President & CEO of WellSense Health Plan.

As Weight Watchers expands its integrated weight health platform, Ms. Thiltgen brings decades of successful healthcare leadership experience with expertise in:

•	Expanding coverage and access to GLP-1 therapies;

•	Navigating complex regulatory environments, including the payor-provider landscape;

•	Accelerating profitable growth by rebuilding membership bases; and

•	Delivering superior member health outcomes and care access through medical, pharmaceutical, and telehealth solutions.

Gene Davis, Chairman of the Weight Watchers Board, said, “We are delighted to welcome Heather, whose successful track record of driving profitable growth across diverse healthcare markets and navigating complex regulatory environments will strengthen the Board’s oversight of the Company’s long-term strategy. She brings firsthand experience expanding access to GLP-1 therapies, marketing healthcare solutions to large member populations, rebuilding and growing member bases, and transforming healthcare organizations, all of which will be invaluable as we execute our strategy to define the next chapter of integrated weight health.”

Nikolaj Sjoqvist, Chair of the Board’s Nominating and Corporate Governance Committee, said, “Heather’s appointment reflects the Board’s commitment to identifying and appointing proven directors with relevant qualifications and expertise to advance Weight Watchers’ evolution in a rapidly changing landscape. The addition of Heather, together with the recent appointments of Sue Gove and Lisa Gavales, reflects Weight Watchers’ ability to continue to attract high-caliber directors capable of shepherding the Company in its ongoing evolution.”

Ms. Thiltgen said, “I’m honored to join the Weight Watchers Board at a time when the integration of behavioral support and clinical care is increasingly critical. With its trusted brand and science-backed approach, Weight Watchers is well-positioned to expand access, improve outcomes and strengthen member experience and retention. I look forward to working with the Board and management team to meaningfully impact the lives of our members and create long-term value for shareholders.”

Ms. Thiltgen will serve as director until the Company’s 2026 annual meeting of shareholders and is expected to stand for election at the annual meeting. She is a member of the Board’s Compensation and Benefits Committee. With Ms. Thiltgen’s appointment, the Weight Watchers Board has expanded to six members, all of whom are independent.

About Heather Thiltgen

Heather Thiltgen is an accomplished healthcare executive. Currently she serves as President of Presbyterian Health Plan, where she is responsible for leading an end-to-end turnaround of the health insurance arm of Presbyterian Healthcare Services. Previously, Ms. Thiltgen was President and CEO of WellSense Health Plan, where she significantly grew top-line revenue, led a multi-year transformation, increased Massachusetts Medicaid market share and expanded product offerings. Earlier in her career, she held senior leadership roles at Medical Mutual, TruStage Financial Group and USAA, where she demonstrated leadership in product strategy, marketing, member acquisition, and customer engagement. Ms. Thiltgen brings experience across provider-aligned and consumer-facing models, with a strong track record of driving profitable growth, improving operating performance, and enhancing member outcomes.

Ms. Thiltgen holds an MBA from the Owen Graduate School of Management at Vanderbilt University and a B.A. in Government from the University of Texas at Austin.

About Weight Watchers

Weight Watchers is the global leader in science-backed weight management, offering an integrated support system built for the GLP-1 era that combines scientific expertise, medication, cutting-edge technology, and human connection. With more than 60 years of experience, Weight Watchers is the most studied commercial weight management program in the world, delivered through its No. 1 U.S. doctor-recommended weight-loss program. Its holistic, personalized approach also includes U.S.-based clinical interventions and access to GLP-1 medications when clinically appropriate, and a global network of coaches and community support. Since 1963, the Company has led with science to deliver its members the personalized support they need to reach and sustain their goals. Members can access these solutions directly, or through Weight Watchers for Business’ full-spectrum platform for employers, health plans, and payers. In a landscape crowded with contradictory advice, isolating apps, and one-size-fits-all solutions, Weight Watchers offers a proven path forward that is rooted in research, grounded in empathy and designed to help every member feel better in their body and live a longer, healthier life. For more information, visit weightwatchers.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings the Company makes with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For investor inquiries, please contact:

John Mills or Anna Kate Heller

WeightWatchers@icrinc.com

For media inquiries, please contact:

Lizzy Levitan

WW@hunt-gather.com